FOR IMMEDIATE RELEASE

Investor Contact:	Michael J. Rockenbach	Press Contact:	Robin Austin
	Chief Financial Officer		Director, Public Relations
	(714) 885-3695		(714) 885-3462

Emulex Completes Acquisition of Sierra Logic, Inc.

Sierra Logic Further Differentiates Emulex’s Product Portfolio

and Extends the Company’s Traction in the Embedded Storage Components Market ________________________________________________

COSTA MESA, Calif., October 2, 2006 – Emulex Corporation (NYSE:ELX) announced today that it has completed the acquisition of Sierra Logic, Inc. The terms of the acquisition include a transaction value of up to approximately $180 million in cash, assumed debt and assumed Sierra Logic stock options, plus employee equity incentive compensation.

Sierra Logic’s current product portfolio includes embedded bridges and routers that enable connectivity of Serial Advanced Technology Attachment (SATA) disk drives within Fibre Channel-based enterprise storage systems which augment Emulex’s strategy of providing end-to-end embedded and multi-protocol storage connectivity. Sierra Logic’s track record of working with market leading storage OEMs will enhance Emulex’s presence as a storage industry leader. Bob Whitson, formerly CEO of Sierra Logic, joins Emulex as Senior Vice President and General Manager, Embedded Storage Products.

“The acquisition of Sierra Logic solidifies Emulex’s embedded multi-protocol strategy and is another critical step toward becoming a market leader in the end-to-end embedded storage components market,” said Jim McCluney, President and CEO of Emulex. “Further, it expands upon the Company’s diversification strategy and provides incremental revenue opportunities that extend Emulex’s addressable market for embedded storage components to more than $800 million in 2009.”

About Emulex

Emulex Corporation is the most trusted name in storage networking connectivity and a leading provider of critical building blocks for intelligent data center infrastructure solutions. The world’s leading server and storage providers rely on Emulex award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high performance storage and server solutions. Emulex ranked number 19 in the Deloitte 2005 Technology Fast 50 and is listed on the New York Stock Exchange (NYSE:ELX). Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

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Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; fluctuation in the growth of Fibre Channel and IP markets; changes in economic conditions or changes in end-user demand for technology solutions; fluctuations or delays in customer orders; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; the company’s ability to attract and retain skilled personnel; the company’s reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

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This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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